UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Spectrum Center Drive, Suite 1900 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (702) 964-5777

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into Material Definitive Agreement

On April 13, 2023 GAN Limited (“GAN”) and certain of its affiliates and other third parties entered into three agreements with respect to the Credit Agreement dated April 26, 2022 (the “Credit Agreement”), with BPC Lending I LLC, an affiliate of Beach Point Capital Management LP (“Beach Point”), as lender, and Alter Domus (US) LLC, as agent with respect to a $30 million term loan, as described below.

On April 13, 2023 GAN, through its wholly-owned subsidiary GAN Nevada, Inc. (“GAN NV”), entered into a First Amendment to Credit Agreement with Beach Point (the “First Amendment”), pursuant to which Beach Point agreed to waive certain defaults under the Credit Agreement and to amend the financial covenants to (a) revise the Consolidated Total Net Leverage Ratio to no greater than 3:1, tested only upon the incurrence of indebtedness or the issuance of equity interests that pay a cash dividend prior to the payment in full of the obligations under the Credit Agreement, and (b) replace a Consolidated Interest Coverage Ratio with a Liquidity covenant of $10 million, tested quarterly beginning June 30, 2023.

On April 13, 2023, Beach Point and Sega Sammy Holdings Inc. (“Sega Sammy”) entered into an Assignment and Acceptance, pursuant to which Beach Point assigned all of its rights and obligations under the Credit Agreement, as amended by the First Amendment, to Sega Sammy.

On April 13, 2023, immediately following execution of the Assignment and Acceptance referred to above, GAN NV entered into a Second Amendment to Credit Agreement with Sega Sammy, to, among other things, borrow an additional $12 million of term loans, the proceeds of which were used to pay certain fees to Beach Point, to pay fees and expenses associated with the First Amendment and the Second Amendment, and for general corporate purposes. The Second Amendment became effective on April 14, 2023. The terms of the Second Amendment (a) amended the interest rate on all outstanding term loans to eight percent (8%) per annum, payable in kind, (b) amended the maturity date for all term loans to be the third anniversary of the effective date of the Second Amendment, (c) implemented a prepayment fee of 14% during the first five (5) months after the effective date of the Second Amendment, which fee is payable if a change of control transaction is signed within such five (5) month period.

The foregoing description does not purport to be a complete description of the First Amendment and the Second Amendment and is subject to, and qualified in its entirety by, the full text of the First Amendment and Second Amendment, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement dated as of April 13, 2023, between the registrant and BPC Lending I, LLC.
10.2	Second Amendment to Credit Agreement dated as of April 13, 2023 and effective as of April 14, 2023, between the registrant and Sega Sammy Holdings Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAN Limited

Date: April 19, 2023	By:	/s/ Dermot S. Smurfit
	Name:	Dermot S. Smurfit
	Title:	Chief Executive Officer

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